Transition Agreement

This Transition Agreement made as of this 23rd day of January 2006 by and between VistaPrint Limited ("VistaPrint"), VistaPrint USA, Incorporated ("VistaPrint USA" and, together with VistaPrint, the "Company") and Paul C. Flanagan ("Mr. Flanagan").

WHEREAS Mr. Flanagan has served as the Company's Chief Financial Officer since February 2004,

WHEREAS, Mr. Flanagan has indicated to the Company his desire to explore various professional opportunities which have been or may be presented to him, and

WHEREAS the Company desires to secure his continued service for a minimum designated period of time to allow for the timely completion of his current assignments and to allow for an appropriate transition of duties to a new Chief Financial Officer.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows.

1. (a) Contractual Status. Mr. Flanagan agrees to remain employed as the Company's Chief Financial Officer from the date of this Transaction Agreement until June 30, 2006 ("Contractual Period"). During this Contractual Period, Mr. Flanagan will continue to perform those duties and responsibilities customary and consistent with his position as Chief Financial Officer. Mr. Flanagan's employment during the Contractual Period may only be terminated by the Company for gross misconduct. During this Contractual Period, Mr. Flanagan will continue to receive the same salary, bonuses, (including his full bonus for the fiscal quarters ended or ending December 31, 2005, March 31, 2006 and June 30, 2006 calculated in accordance with the Company's Executive Officer FY 2006 Bonus Plan including, without limitation, any applicable year end "True up") fringe benefits, and stock options vesting to which he was entitled immediately prior to the execution date of this Transition Agreement. Notwithstanding the foregoing, in the event that the Company chooses a successor to Mr. Flanagan as Chief Financial Officer prior to June 30, 2006, Mr. Flanagan agrees to immediately resign his position as Chief Financial Officer and will assist the new Chief Financial Officer with his/her transition for the remainder of the Contractual Period; provided, however, that no such resignation by Mr. Flanagan shall effect the term of the Contractual Period or the salary, benefits, vesting and other matters to which he is entitled to during the Contractual Period.

(b) At Will Status. As of July 1, 2006, Mr. Flanagan's employment will convert to full time "at will" employment (the "At-Will Period"). During this At-Will Period, Mr. Flanagan shall be paid the same salary, bonuses, fringe benefits, and continued stock option vesting as specified in subparagraph 1(a) above. At any time during this At-Will Period, either party may terminate employment with or without cause or prior notice. The date upon which the At Will Period, and Mr. Flanagan's employment, terminates in accordance with the preceding sentence shall be referred to herein as the "Effective Date of Resignation".

(c) Consulting Status. Upon the Effective Date of Resignation, Mr. Flanagan will resign all titles and postings he then holds with the Company and he shall become a consultant for the Company commencing on that date and continuing until January 1, 2007 (the "Consulting Period"). During this Consulting Period, Mr. Flanagan will provide up to five (5) hours per month of consulting services via telephone conference with the Company's Chief Executive Officer, Chief Financial Officer or Vice President of Finance. Mr. Flanagan will not be eligible for additional compensation for such consulting beyond those payments specified in this Transition Agreement.

2. Severance Benefits. (a) Upon the cessation of Mr. Flanagan's employment pursuant to Section 1 (b) above, the parties shall execute the Release of Claims containing the releases attached hereto as Attachment A and, conditioned on the execution and nonrevocation by Mr. Flanagan of the release, Mr. Flanagan or, in the event of Mr. Flanagan's death, his estate, shall be entitled to the compensation set forth in subparagraphs 2(b)-(h) below.

(b) The Company shall pay Mr. Flanagan in a lump sum in cash in the next regularly scheduled pay cycle following the date the Release of Claims referenced in paragraph 2(a) above becomes binding upon him, the aggregate of the lump sum of (A) his unpaid base salary through Effective Date of Resignation, (B) the product of (w) the greater of any annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred or which he forewent) for the most recently completed fiscal year or any annual bonus payable for the then current fiscal year and (x) a fraction, the numerator of which is the number of days in the current fiscal year through the Effective Date of Resignation, and the denominator of which is 365, (C) the product of (y) the greater of any quarterly bonus paid or payable (including any bonus or portion thereof which has been earned but deferred or which him forewent) for the most recently completed fiscal quarter or any quarterly bonus payable for the then current fiscal quarter and (z) a fraction, the numerator of which is the number of days in the current fiscal quarter through the Effective Date of Resignation, and the denominator of which is 90 and (D) the amount of any compensation previously deferred by him (together with any accrued interest or earnings thereon);

(c) The Company shall pay Mr. Flanagan in a lump sum in cash in the next regularly scheduled pay cycle following the date the Release of Claims referenced in paragraph 2(a) above becomes binding upon him, an amount equal to the sum of (i) 50% of the greater of (a) his highest aggregate bonus (including both annual and quarterly bonuses, if applicable) paid or payable in any fiscal year during the five fiscal year period prior to the Effective Date of Resignation (including the Company's 2006 fiscal year) and (b) the sum of the maximum bonus (including both annual and quarterly bonuses, if applicable) payable to him during the then current fiscal year; and (ii) the greater of (x) 50% of his highest annual base salary during the five fiscal year period prior to the Effective Date of Resignation and (y) 50% of his then current annual base salary;

(d) For a period of six months following the Effective Date of Resignation, the Company shall continue to provide benefits to Mr. Flanagan and his family at least equal to those which would have been provided to him if his employment had not been terminated, in accordance with the applicable benefit plans in effect on the Effective Date of Resignation or, if more favorable to Mr. Flanagan and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if he becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to him and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to him and his family;

(e) The Executive Retention Agreement between the parties dated December 1, 2004 shall remain in full force and effect and Mr. Flanagan shall be entitled to the benefits set forth therein in the event that a Change in Control Date (as defined in such agreement) occurs during the Contractual, At-Will and/or Consulting Periods, provided that in the event of a Change in Control there shall be no duplication of benefits payable to Mr. Flanagan.

(f) For purposes of determining Mr. Flanagan's eligibility (but not the time of commencement of benefits) for retiree benefits to which he is entitled, he shall be considered to have remained employed by the Company for a period of six months following the Effective Date of Resignation;

(g) On February 29, 2004, in accordance with the Nonqualified Stock Option Agreement Granted Under the Amended and Restated 2000-2002 Share Incentive Plan, the Company granted Mr. Flanagan an option to purchase 208,260 common shares of VistaPrint. Similarly, on February 29, 2004, in accordance with the Incentive Stock Option Agreement Granted Under the Amended and Restated 2000-2002 Share Incentive Plan, the Company granted him an option to purchase 91,740 common shares of VistaPrint. Further, on May 31, 2005, the Company granted him an option to purchase 350,000 common shares of VistaPrint. During the Contractual, At-Will and Consulting Periods specified in paragraph 1 herein, the stock options granted on February 29, 2004 to purchase a total of 300,000 common shares of VistaPrint shall continue to vest. The option to purchase 350,000 common shares of VistaPrint granted on May 31, 2005, however, shall cease vesting on the Effective Date of Resignation. Further, upon the conclusion of the Consulting Period, all unvested shares in the stock options granted on February 29, 2004 will be accelerated so that the options will be fully vested and he shall have three months from the conclusion of the Consulting Period to exercise both the February 29, 2004 and the May 31, 2005 options.

(h) The Company will pay the actual fees for Mr. Flanagan to obtain legal and tax advice associated with the negotiation and execution of this Agreement directly to the providers of such services, up to an amount of $10,000.

(i) All other benefits, including life insurance and long term disability, will end six months following the Effective Date of Resignation.

(j) Neither Mr. Flanagan nor the Company may elect to defer delivery of any of the payments to be made in accordance with this Transition Agreement. If any of the benefits payable under this Transition Agreement (each a "Severance Benefit") is considered "nonqualified deferred compensation" within the meaning of Internal Revenue Code Section 409A ("Section 409A"), and he is considered a "specified employee" within the meaning of Section 409A, then notwithstanding the provisions of this Transition Agreement, no such Severance Benefit shall be paid to him during the 6-month period following his termination of employment, provided, however that that such Severance Benefits may be paid immediately following his death and such Severance Benefits shall be paid in a lump sum immediately upon the expiration of such 6-month period; and, provided, further, if not prohibited by Section 409A, such Severance Benefits shall, upon the Effective Date of Resignation, be paid into an escrow account with a third party acceptable to Mr. Flanagan, such escrow account to be subject to the claims of creditors of the Company and such Severance Benefits to be paid to him immediately upon the expiration of such 6-month period.

3. Non-Disclosure, Non-Competition and Non-Solicitation Obligations Mr. Flanagan acknowledges and reaffirms his obligation, consistent with applicable law, to keep confidential and not to disclose any and all non-public information concerning the Company that he acquired during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company's business affairs, business prospects and financial condition, as is stated more fully in the Invention and Non-Disclosure Agreement he executed, which remains in full force and effect. Mr. Flanagan further acknowledges and reaffirms his obligations under the Non-Competition and Non-Solicitation Agreement he previously executed for the benefit of the Company, which also remains in full force and effect; provided, however, that the non-solicitation provision of the Non-Competition and Non-Solicitation Agreement executed by Mr. Flanagan on February 23, 2004 shall not apply with respect to any solicitation, hiring or employment by Mr. Flanagan or any entity with whom Mr. Flanagan is affiliated of Dean Breda or Joan Stone.

4. Return of Company Property Mr. Flanagan confirms that, as of the Effective Date of Resignation, he will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in his possession or control, and that he will leave intact all electronic Company documents, including, but not limited to, those which he developed or helped develop during his employment. Mr. Flanagan further confirms that he will have cancelled all accounts for his benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

5. Release of Claims In consideration of the benefits provided for in this Transition Agreement, which Mr. Flanagan acknowledges he would not otherwise be entitled to receive, Mr. Flanagan hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sec. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Sec. 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Sec. 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Sec. 2101 et seq., and the Rehabilitation Act of 1973, 29 U.S.C. Sec. 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Sec. 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Sec. 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, Sec. 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, Secs. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Sec. 102 and M.G.L. c. 214, Sec. 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Sec. 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, Sec. 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, Sec. 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options (except for those share/stock option rights and interests set forth in this Transition Agreement); and any claim or damage arising out of his employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that Mr. Flanagan acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Nothing herein shall bar actions to enforce the terms of this Agreement. Moreover, nothing herein shall be construed so as to limit or restrict any right of indemnification or insurance available to Mr. Flanagan in his officer and employee position.

Mr. Flanagan acknowledges that he has been given at least twenty-one (21) days to consider this Transition Agreement and its Attachment A, and that the Company advised him to consult with an attorney of his own choosing prior to signing this Transition Agreement and Attachment A. Mr. Flanagan understands that he may revoke this Agreement for a period of seven (7) days after he signs it, and the agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Mr. Flanagan understands and agrees that by entering into this Agreement and signing it and the Release of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

Company Release. The Company, on behalf of itself and all of the Released Parties, hereby fully, forever, irrevocably, and unconditionally releases, remises, and discharges Mr. Flanagan from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, contracts, agreements, promises, damages, liabilities, and expenses of any kind or nature, known or unknown, which the Company or any of the Released Parties ever had or have against him arising out of his employment with or separation from the Company. Nothing herein shall be deemed to waive or release claims by the Company for any acts of dishonesty, moral turpitude, fraud, misappropriation, embezzlement or any knowing or willful violation of any applicable law, rule or regulation. Further, to the extent any Released Party brings a suit against Mr. Flanagan in conjunction with his employment, then the Release granted by Mr. Flanagan shall be null and of no effect against the Released Party who initiates such suit, provided further that, Mr. Flanagan's release shall remain in full force and effect with respect to all other Released Parties.

6. Amendment This Transition Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Transition Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

7. No Waiver No delay or omission by either party in exercising any right under this Transition Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

8. Validity Should any provision of this Transition Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and/or invalid part, term or provision shall be deemed not to be a part of this Transition Agreement.

9. Voluntary Assent Mr. Flanagan affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Transition Agreement, and that he fully understand the meaning and intent of this agreement. Mr. Flanagan states and represents that he has had an opportunity to fully discuss and review the terms of this Transition Agreement with an attorney. Mr. Flanagan further states and represents that he has carefully read this Transition Agreement, including Attachment A hereto, understand the contents therein, freely and voluntarily assent to all of the terms and conditions hereof, and signs his name of his own free act.

10. Guarantee VistaPrint Limited hereby unconditionally guarantees all of the obligations of VistaPrint USA and the Company to Mr. Flanagan which may arise in connection with the terms and conditions of this Transition Agreement.

11. Applicable Law This Transition Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Transition Agreement or the subject matter hereof.

12. Entire Agreement This Transition Agreement, together with Attachment A and the Executive Retention Agreement, contains and constitutes the entire understanding and agreement between the parties hereto and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede Mr. Flanagan's obligations set forth in paragraph 3 herein.

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VISTAPRINT LIMITED                                           Paul C. Flanagan

By:_/s/ Fredericka Wai                                              /s/ Paul C. Flanagan_______

Name: Fredericka Wai

Title:  Secretary

VISTAPRINT USA, INCORPORATED

By:_/s/ Robert S. Keane______

Name:  Robert S. Keane

Title:    CEO and President

ATTACHMENT A

RELEASE OF CLAIMS

This Release of Claims forms a part of that certain Transition Agreement (the "Transition Agreement") dated as of January 23, 2006 by and among Paul C. Flanagan ("Mr. Flanagan"), VistaPrint Limited and VistaPrint USA, Incorporated (collectively, the "Company").

1. Mr. Flanagan's Release of Claims -- In consideration of the payment of the benefits set forth in paragraph 2 of the Transition Agreement, which Mr. Flanagan acknowledges he would not otherwise be entitled to receive, he hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sec .2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Sec. 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Sec. 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Sec. 2101 et seq., and the Rehabilitation Act of 1973, 29 U.S.C. Sec. 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Sec. 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Sec. 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, Sec. 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, Secs. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Sec. 102 and M.G.L. c. 214, Sec. 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Sec. 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, Sec. 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, Sec. 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options (except for those share/stock option rights and interests set forth in the Transition Agreement); and any claim or damage arising out of his employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Nothing herein shall bar actions to enforce the terms of this Agreement. Moreover, nothing herein shall be construed so as to limit or restrict any right of indemnification or insurance available to Mr. Flanagan in his officer and employee position.

Mr. Flanagan hereby acknowledges that he has been given at least twenty-one (21) days to consider the Transition Agreement, as well as this Attachment A, and that the Company advised him to consult with any attorney of his own choosing prior to signing the Transition Agreement and this Attachment A. Mr. Flanagan may revoke his acceptance of this Attachment A during the period of seven (7) days after the execution of it, and this Attachment A shall not become effective or enforceable, and no severance payments will be made pursuant to Paragraph 2 of the Transition Agreement, until this seven (7) day period has expired.

2. Company Release. The Company, on behalf of itself and all of the Released Parties, hereby fully, forever, irrevocably, and unconditionally releases, remises, and discharges Mr. Flanagan from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, contracts, agreements, promises, damages, liabilities, and expenses of any kind or nature, known or unknown, which the Company or any of the Released Parties ever had or have against him arising out of his employment with or separation from the Company. Nothing herein shall be deemed to waive or release claims by the Company for any acts of dishonesty, moral turpitude, fraud, misappropriation, embezzlement or any knowing or willful violation of any applicable law, rule or regulation. Further, to the extent any Released Party brings a suit against Mr. Flanagan in conjunction with his employment, then the Release granted by Mr. Flanagan shall be null and of no effect against the Released Party who initiates such suit, provided further that, Mr. Flanagan's release shall remain in full force and effect with respect to all other Released Parties.

3. Applicable Law -- This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Release of Claims, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof.

VISTAPRINT LIMITED                                            Paul C. Flanagan

By:__________________________                          ______________________________

Name:

Title:

VISTAPRINT USA, INCORPORATED

By:___________________________

Name:

Title: